EXHIBIT 2

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby makes, constitutes and appoints Jennifer Mello, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 or Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933 ("Rule 144"), or any rule or regulation of the SEC;

(2)	serve as an Account Administrator for the undersigned's account in the SEC's enhanced Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR Next");
(3)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, or 10% beneficial owner of Accelerant Holdings, a Cayman Islands exempted company (the "Company"), any and all reports under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144, with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Form 144;

(4)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or 13G, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange Act of 1934 or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports with the SEC with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of July 2025.

ACP Accelerant Holdings, L.P.

By: ACP Insurance Management, LLC, its general partner

By: /s/ Samuel Gaynor

Print Name: Samuel Gaynor

Title: Vice President